Exhibit 99.1

AVAYA ACQUIRES SPOKEN COMMUNICATIONS,
A LEADING CONTACT CENTER AS A SERVICE PROVIDER

•	New capabilities accelerate Avaya’s growth in cloud solutions

•	Spoken’s artificial intelligence (AI) and intellectual property supercharges Avaya’s move into Big Data, Machine Learning and AI.

Santa Clara, Calif., – Jan. 29, 2018 – Avaya Holdings Corp. (NYSE: AVYA), a leading global business communications company, today announced that it has signed a definitive agreement to acquire Spoken Communications (“Spoken”), a leading innovator in Contact Center as a Service (CCaaS) solutions for enterprise customers and a provider of transformative real-time customer experience management applications built on conversational artificial intelligence. The transaction, which includes over 170 patents and patent applications, will be funded by cash on hand. It follows on the heels of a co-development partnership formed by Avaya and Spoken in 2017 to provide CCaaS solutions to Avaya’s business process outsourcing customers.

“With this acquisition, Avaya’s large contact center customer base around the world will have a clear migration path to the cloud,” said Jim Chirico, president and CEO of Avaya. “Customers can retain all the functionality of their existing premises-based technology and seamlessly migrate that functionality, at their pace, to achieve all the benefits of cloud.”

Spoken’s cloud-native, multitenant architecture is seamlessly integrated with Avaya Aura and Elite technologies. As a result, it also provides a robust architecture for both Avaya’s omnichannel offerings, such as Oceana, and its Unified Communications as a Service solutions.

In addition, customers will gain access to Spoken’s specialized agent quality software applications and services, as well as Spoken’s IntelligentWire contact center automation solutions. IntelligentWire uses artificial intelligence and deep learning technologies on live voice conversations to reduce after-call work, drive more intelligent responses and gain deeper insight into customer sentiment and experience.

“This transaction is a critical step in positioning our customers, partners, and new Cloud business for increasing success,” said Mercer Rowe, senior vice president and general manager, Cloud, for Avaya. “We are now moving at cloud speed, capitalizing on Avaya’s momentum to give our customers greater choice and flexibility in how they buy and consume our solutions, with the same outstanding experience whether it’s on premises, in the public or private cloud, or a hybrid model.”

Upon completion of the transaction, Rowe will lead the combined Spoken and Avaya cloud teams to foster innovative growth and cloud differentiation in the marketplace.

Mohamad Afshar, president and CEO of Spoken, said, “This is an exciting time to join the Avaya family. Our successful partnership has demonstrated that working together, Avaya and Spoken can deliver a compelling cloud-native CCaaS portfolio for Avaya customers that offers every customer, from small and mid-market businesses to global enterprises, a seamless path to a modern cloud-based contact center. Further, Avaya shares our vision for how communications, cloud and artificial intelligence will come together to transform the customer experience and drive new efficiencies for businesses everywhere. We look forward to pursuing this vision together and becoming the #1 cloud based contact center provider in the world. I want to thank everyone on the Spoken team for the outstanding contributions they have made to make all of this happen.”

The transaction is expected to close in the second quarter of fiscal 2018, subject to customary closing conditions.

The announcement is being streamed via Facebook Live today as part of the opening session of Avaya Engage in New Orleans, beginning at 9 a.m. CST. It is available on Avaya’s Facebook page. The replay will be posted on www.avaya.com.

Avaya’s legal advisor is Faegre Baker Daniels LLP.

About Avaya

Avaya enables the mission critical, real-time communication applications of the world’s most important operations. As a global leader in delivering superior communications experiences, Avaya offers a complete portfolio of software and services for contact center and unified communications— offered on premises, in the cloud, or a hybrid. Today’s digital world requires communications enablement, and no other company is better positioned to do this than Avaya. For more information, please visit www.avaya.com.

About Spoken Communications

Spoken Communications unleashes the power of conversations to help businesses transform the customer experience. In use by hundreds of major brands, SpokenConversation Center, Contact Center as a Service provides a set of AI enabled conversational services from a globally available cloud-first platform that contact centers use to analyze, learn from and respond to customer conversations. Spoken is an innovator in conversational technologies with more than 170 patents. Founded in 2005 Spoken is headquartered in Seattle, Washington, and is one of the fastest growing technology companies in the Pacific Northwest. To learn more, please visit www.spoken.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate,"

"expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the acquisition of Spoken Communications, the expected timing of the close of the transaction and the expansion of the cloud technology to our unified communications products. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. The factors are discussed in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission, may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Source: Avaya Newsroom

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Media Inquiries: Investor Inquiries:
Richard Fly Peter Schuman
978-671-3293 669-242-8098
flyr@avaya.com pschuman@avaya.com

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